UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015 (July 1, 2015)

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York (Address of principal executive offices)	10011 (Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2015, Barnes & Noble, Inc. (the “Company”) announced that effective September 8, 2015, Ronald D. Boire would join the Company as Chief Executive Officer - Barnes & Noble Retail (the “Press Release”). Once the previously announced spin-off of Barnes & Noble Education, Inc. is completed (the “Barnes & Noble Education Spin-Off”), Mr. Boire will become the Chief Executive Officer of Barnes & Noble, Inc., which will include the Retail and NOOK® units, succeeding the current Chief Executive Officer - Barnes & Noble, Inc., Michael P. Huseby. If the Barnes & Noble Education Spin-Off has been completed by his start date, Mr. Boire will be appointed to the position of Chief Executive Officer - Barnes & Noble, Inc. at that time. Mr. Boire is currently President and Chief Executive Officer and a member of the Board of Directors of Sears Canada (SCC.TO, SRSC). Prior to serving as President & Chief Executive Officer of Sears Canada, Inc., Mr. Boire had a broad range of experience in retail and technology. He held the position of Executive Vice President, Chief Merchandising Officer and President, Sears and Kmart Formats at Sears Holdings (SHLD). Mr. Boire also served in other executive positions including President and Chief Executive Officer at Brookstone, Inc., where he lead a turnaround of Brookstone’s performance through improved operations, product development and marketing. While at Toys “R” Us he served as President, North America from 2006 through 2009. A copy of the Press Release is attached hereto as Exhibit 99.1. On July 1, 2015, the Company entered into an employment agreement with Jaime Carey as Chief Operating Offocer. Mr. Carey has served as Chief Merchandising Officer.

Employment Agreement with Ronald D. Boire

The Company entered into an employment agreement with Ronald D. Boire (the “Boire Agreement”) dated July 1, 2015 and effective September 8, 2015 (the “Boire Effective Date”). The term of the Boire Agreement will be for the period beginning on the Boire Effective Date and ending on the third anniversary of the Boire Effective Date, and the term will automatically renew for additional periods of two years, unless either party gives the other party 90 days’ written notice.

Pursuant to the Boire Agreement, Mr. Boire agrees to serve as the Chief Executive Officer – Barnes & Noble Retail of the Company; provided that the Company intends to appoint him to the position of Chief Executive Officer – Barnes & Noble, Inc. timely following the distribution by the Company of all of the outstanding shares of Barnes & Noble Education, Inc. common stock owned by the Company and in any event on or prior to December 31, 2015. He will report directly to the Executive Chairman of the Board of Directors. Mr. Boire will be entitled to an annual base salary of $1,200,000, or such higher amount as determined by the Compensation Committee of the Company’s Board of Directors (the “Committee”). In addition, beginning fiscal year 2017, Mr. Boire will receive an annual bonus as determined by the Committee with a target bonus amount of not less than 200% of his annual base salary. The amount of Mr. Boire’s annual bonus compensation for the fiscal year 2016 is guaranteed at 150% of his annual base salary. Mr. Boire will also receive any benefits to which he is entitled under the employee benefits plans that the Company provides for its employees and executive officers generally, as well as certain other benefits.

The Boire Agreement also provides for a sign-on equity grant of a number of restricted stock units of the Company with an aggregate grant date value of $6,000,000, which will vest in three equal annual installments, with one-third vesting on the first anniversary of the Boire Effective Date, one-third vesting on the second anniversary of the Boire Effective Date and one-third vesting on the third anniversary of the Boire Effective Date. Beginning in fiscal 2017 and at the same time as other executive officers of the Company, he will be granted a number of equity or equity-based awards of the Company with an aggregate target value of 300% of his annual base salary, comprised of the same types of awards granted to other executive officers of the Company. The Boire Agreement also provides that Mr. Boire will receive a sign-on bonus of $600,000 promptly following the Boire Effective Date.

Mr. Boire is an “at will” employee and will not be entitled to any severance benefits pursuant to the Boire Agreement, except in the following circumstances. In the event that his employment is terminated by the Company without “cause” or he terminates for “good reason”, subject to the execution of a release of claims against the Company, Mr. Boire will be entitled to an amount equal to two times the sum of Mr. Boire’s annual base salary, average bonus and benefits costs. If, upon a “change in control”, such a termination of employment occurs during the greater of two years following the “change in control” and the remainder of the term of the Boire Agreement, Mr. Boire will be entitled to an amount equal to three times the sum described above. Additionally, in the event that during the term of the Boire Agreement, there is a “change in control” or he is terminated by the Company without “cause” or he terminates for “good reason” any equity award grant will vest immediately. Notwithstanding the foregoing, such severance payments in connection with a “change in control” will be reduced if a reduction would result in Mr. Boire retaining a greater net after-tax amount following the application of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that his employment is terminated due to death or “disability” or upon non-renewal of the Boire Agreement by the Company, subject to the execution of a release of claims against the Company in the case of non-renewal, Mr. Boire will be entitled to payment of a prorated bonus based on actual performance and prorata vesting of outstanding equity awards for the year in which such termination or non-renewal occurs.

The Boire Agreement provides that Mr. Boire will be subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during the term of the Boire Agreement for the two-year period following termination of employment, and the confidentiality and non-disparagement covenants apply during the term of the Boire Agreement and at all times thereafter.

The foregoing description of the Boire Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Boire Agreement filed as Exhibit 10.1 to this report and incorporated by reference herein.

Employment Agreement with Jaime Carey

On July 1, 2015 (the “Carey Effective Date”), the Company entered into an employment agreement with Jaime Carey (the “Carey Agreement”), pursuant to which he will serve as the Chief Operating Officer of the Company. The term of the Carey Agreement will be for the period beginning on the Carey Effective Date and ending on the third anniversary of the Carey Effective Date, and the term will automatically renew for additional periods of one year, unless either party gives the other party 90 days’ written notice.

Pursuant to the Carey Agreement, Mr. Carey agrees to serve as the Company’s Chief Operating Officer, reporting directly to the Company’s Chief Executive Officer or, in the absence of a Chief Executive Officer, the Company’s President. Mr. Carey will be entitled to an annual base salary of $725,000, or such higher amount as determined by the Committee. In addition, Mr. Carey will be entitled to participate in the Company’s annual incentive compensation plans, with a target bonus amount of not less than 75% of his annual base salary, and will also be eligible for grants of equity-based awards under the Company’s Amended and Restated 2009 Incentive Plan, as determined by the Committee. Mr. Carey will also receive any benefits to which he is entitled under the employee benefits plans that the Company provides for its employees and executive officers generally, as well as certain other benefits.

Mr. Carey is an “at will” employee and will not be entitled to any severance benefits pursuant to the Carey Agreement, except in the following circumstances. In the event that his employment is terminated by the Company without “cause” or he terminates for “good reason”, subject to the execution of a release of claims against the Company, Mr. Carey will be entitled to an amount equal to one times the sum of Mr. Carey’s annual base salary, average bonus and benefits costs. If, upon a “change in control”, such a termination of employment occurs during the greater of two years following the “change in control” and the remainder of the term of the Carey Agreement, Mr. Carey will be entitled to an amount equal to two times the sum described above. Notwithstanding the foregoing, such severance payments in connection with a “change in control” will be reduced if a reduction would result in Mr. Carey retaining a greater net-after tax amount following the application of Section 280G of the Code.

The Carey Agreement provides that Mr. Carey will be subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. The non-competition and non-solicitation covenants apply during the term of the Carey Agreement for the one-year period following termination of employment, and the confidentiality and non-disparagement covenants apply during the term of the Carey Agreement and at all times thereafter.

The foregoing description of the Carey Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Carey Agreement filed as Exhibit 10.2 to this report and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated July 1, 2015, between Barnes & Noble, Inc. and Ronald D. Boire

10.2	Employment Agreement, dated July 1, 2015, between Barnes & Noble, Inc. and Jaime Carey

99.1	Press Release of Barnes & Noble, Inc., issued on July 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.

By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary

Date: July 2, 2015

Barnes & Noble, Inc.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated July 1, 2015, between Barnes & Noble, Inc. and Ronald D. Boire

10.2	Employment Agreement, dated July 1, 2015, between Barnes & Noble, Inc. and Jaime Carey

99.1	Press Release of Barnes & Noble, Inc., issued on July 2, 2015